EXHIBIT 10.44

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

BIODRAIN MEDICAL, INC.

SECURED CONVERTIBLE NOTE DUE APRIL __, 2008

$150,000.00	July __, 2007

For value received, BIODRAIN MEDICAL, INC., a Minnesota corporation (the “Company”), hereby promises to pay, jointly and not severally, to the Note Holders identified in Schedule A or their registered assigns (hereinafter collectively referred to as the “Payee”), on or before April  __, 2008 (the “Maturity Date”), the principal sum of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) or such part thereof as then remains unpaid, to pay interest from the date hereof on the whole amount of said principal sum remaining from time to time unpaid at the rate of 8 percent (8%) per annum, such interest to be payable on the Maturity Date.  Principal, premium, if any, and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Payee or at such other place as the legal holder may designate from time to time in writing to the Company.  Interest shall be computed on the basis of a 360-day year and a 30-day month.

This Note is issued pursuant to and is entitled to the benefits of a certain Secured Convertible Note Purchase Agreement, dated as of July __, 2007, between the Company and Payee (as the same may be amended from time to time, hereinafter referred to as the “Purchase Agreement”).

This Note is secured by and entitled to the benefits of that certain Security Agreement (”Security Agreement”), dated July __, 2007, from the Company to Payee.

This Note is contemplated as a bridge loan to an equity financing of approximately $1,500,000 in conjunction with a going public transaction pursuant to a public offering.  At the closing of such financing this Note shall automatically convert into common stock of the Company pursuant to the terms of the Purchase Agreement.  If such a transaction is not consummated within the fixed term of this Note, then the Company shall owe a one-time cash payment equal to 10% of the principal amount of this Note in addition to the principal and interest then owing.

In case any payment herein provided for shall not be paid when due, the Company promises to pay all cost of collection, including all reasonable attorney’s fees.

This Note shall be governed by, and construed in accordance with, the laws of the State of Oregon and shall have the effect of a sealed instrument.

The Company and all endorsers and guarantors of this Note herein waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

BIODRAIN MEDICAL, INC. By:/s/ Kevin Davidson Kevin Davidson, CEO